Exhibit 99.1

Marchex Announces Fourth Quarter and Full Year 2025 Results and Archenia Transaction Update

SEATTLE, WA – March 25, 2026 – Marchex, Inc. (NASDAQ: MCHX), which harnesses the power of AI and conversation intelligence to provide actionable insights derived from prescriptive vertical market data analytics, today announced its financial results for the fourth quarter and full year ended December 31, 2025.

Q4 2025 and Full Year 2025 Financial Highlights

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GAAP revenue was $10.8 million for the fourth quarter of 2025, compared to $11.9 million for the fourth quarter of 2024. GAAP revenue was $45.4 million for 2025, compared to $48.1 million for 2024.
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Net loss was $2.3 million for the fourth quarter of 2025 or $(0.05) per diluted share, compared to a net loss of $1.9 million or $(0.04) per diluted share for the fourth quarter of 2024. Net loss was $5.2 million for 2025 or $(0.12) per diluted share, compared to a net loss of $4.9 million for 2024 or $(0.11) per diluted share.
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Adjusted earnings before interest, taxes, depreciation, and amortization ("EBITDA") was a loss of $1.2 million for the fourth quarter of 2025, compared to a loss of $0.4 million for the fourth quarter of 2024. Adjusted EBITDA for the fourth quarter of 2025 includes $1.6 million of reorganization and resolution of historical acquisition-related matter costs, and excluding these amounts would result in an Adjusted EBITDA gain of $0.4 million.
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Adjusted EBITDA was a loss of $0.7 million for 2025, compared to a loss of $0.2 million for 2024. Adjusted EBITDA for 2025 includes $2.6 million of reorganization and resolution of historical acquisition-related matter costs, and excluding these amounts would result in an Adjusted EBITDA gain of $1.9 million.
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Adjusted non-GAAP loss per share for the fourth quarter of 2025 was $(0.04), compared to a loss per share of ($0.03) for the fourth quarter of 2024. Adjusted non-GAAP loss per share for 2025 was $(0.06), compared to $(0.06) for 2024.

Troy Hartless, President of Marchex, commented, “In the fourth quarter, we achieved our goal of the primary completion of our technology platform migration by end of year. While this involved our migrating approximately 1,000 customers to the new platform and some resulting revenue dilution and offsets, we believe that we are now in a strong position with our ability to leverage new AI capabilities and rapidly deliver innovated solutions to our customers. With this significant infrastructure project behind us, in 2026 we believe that we are well positioned to focus on accelerating our revenue growth and margin expansion.”

THE FOLLOWING FORWARD-LOOKING LOOKING STATEMENTS REFLECT MARCHEX’S EXPECTATIONS AS OF MARCH 25, 2026

Revenue in the first quarter of 2026 reflects the migration revenue dilution from the final platform switch over in December 2025, which impacted revenue run rates entering 2026. With this noted, in the first quarter of 2026 Marchex currently anticipates that revenue will be in the range of fourth quarter 2025 levels, and that Adjusted EBITDA will be $500,000 or more.

With the previously announced proposed acquisition of Archenia, Inc., Marchex and Archenia have created a collaboration framework and have been jointly developing and selling initial products that reflect the combined capabilities of the two companies. Product examples of this collaboration, which leverage Marchex’s data and AI signals and Archenia’s AI tool sets and user interface, are AI-verified outcomes, which drive increased revenue on a Pay-Per-Event basis, and Conversational AI Agents, which increase customer bookings and appointment rate. While these efforts are early, Marchex has had initial positive indications of adoption of the combined solutions from existing customers in the Home Services and Auto Services verticals. Marchex believes its ability to sell these and other combined solutions, which reflect the bundling of insights, actions and outcomes, to its installed customer base will be a meaningful revenue growth catalyst in 2026 and beyond.

Based on these and other positive factors, Marchex currently anticipates that for the second quarter of 2026 revenue will sequentially increase as compared to the first quarter of 2026, with Adjusted EBITDA potentially increasing to more than $1 million.

Over the course of the past year, Marchex has significantly expanded its product platform capabilities for customers and prospects. During this time, Marchex has launched its new unified user interface across Marchex’s product suite, new vertical AI capabilities, and various other new products and features.

With these ongoing launches on the new technology platform, Marchex currently anticipates that it can see sequential quarterly revenue increases during 2026 and that over the course of the year it can see revenue growth on a run rate basis in the 10% range from 2025 year end levels. The company also currently anticipates that in the course of 2026, the combination of anticipated increasing revenue growth combined with lower overall operating expenses can lead to Adjusted EBITDA margins of 10% or more.

Marchex views itself as a meaningful AI beneficiary based on how rapidly it is now able to leverage AI to develop and deploy new products into its customer base that can deliver high customer value and high company revenue opportunities. Additionally, AI is making the business more agile and efficient to operate. The combination of these factors, including the company’s vast amount of first party data and vertical expertise, are key elements in the company’s outlook for meaningful business acceleration into the second half of the year assuming the closing of the proposed Archenia transaction and the differential and unique attributes of the combined company.

Archenia Transaction Update

In November 2025, Marchex announced that it had entered into an Agreement in Principle (“AIP”) to acquire 100% of the stock of Archenia, Inc. (the “Transaction”) from its stockholders (the “Sellers”).

A special committee of Marchex’s Board of Directors consisting solely of independent directors (the “Special Committee”) approved Marchex entering into the AIP because certain of the Sellers are related parties. The AIP contemplates the parties entering into a definitive purchase agreement (the “Definitive Agreement”) relating to the Transaction. Conditions to entering into the Definitive Agreement include receipt of audited financial statements of Archenia for such periods as required by SEC rules, and receipt of a customary fairness opinion by a financial advisor selected by the Special Committee. Archenia has engaged RSM US LLP to audit the Archenia financial statements and the Special Committee has engaged Craig-Hallum Capital Group LLC as its financial advisor. Conditions to closing the Transaction shall include approval of the Transaction by a majority of Marchex’s disinterested stockholders. The Closing Date, in the event a Definitive Agreement is entered into and the Transaction is approved by disinterested stockholders, is anticipated to occur in June 2026.

Archenia Overview

Archenia is a performance-based, customer qualification and acquisition company which transforms consumer intent into AI-verified, outcome-based results. Leveraging advanced AI signals, natural-language analytics, and automated decisioning, Archenia detects consumer intent and advertiser value in real time, optimizing customer acquisition campaigns dynamically across channels. With machine-learning models that continuously refine qualification accuracy and ROI, Archenia enables its customers to pay for verified, AI-validated outcomes such as appointments, sales, and high-intent conversations. Trusted by leading national brands in such verticals as insurance, home services, health care, and automotive, Archenia turns consumer intent into highly qualified, data-driven growth opportunity.

For the year ended December 31, 2025, Archenia estimates that its revenue was more than $17 million and it had positive Adjusted EBITDA. Archenia’s revenue estimates are based on its unaudited results, and it defines Adjusted EBITDA as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization, stock-based compensation expense, and certain non-recurring, discretionary expenditures incurred at the discretion of the shareholders that are (i) not expected to recur in the ordinary course of business, and (ii) not essential to the continuing operations of the Company.

Benefits of the Potential Combination:

Marchex believes its potential acquisition of Archenia, if successfully consummated, would create a vertically focused, AI-driven customer acquisition and outcome-optimization platform. By integrating deep insights, automated actions, and verifiable outcomes, the potential combined company could have the opportunity to achieve greater revenue scale and growth, higher margins, expanded market reach, and enhanced strategic flexibility.

The company believes that the rapid emergence of AI is accelerating the industry’s move to new Pay-Per-Event models, consistent with the capabilities of the potential combined company. Additionally, expanded AI-driven product offerings across insights, actions and outcomes may create more ways to win new business and to bundle solutions that create greater customer value and retention.

Marchex believes the potential combination with Archenia, if successfully consummated, could deliver growth acceleration and improved operating leverage:

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Potentially Expanded Addressable Market, Cross-Sell and Bundle:

Marchex believes the combined ability to sell insights, actions and outcomes would meaningfully expand its addressable market. Additionally, the company believes it would have the ability to offer or bundle Archenia’s outcome-based solutions to many of Marchex’s insights-based enterprise customers.

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Potential Revenue, Scale, and Growth:
Marchex believes that revenue run rates for the potential combined company are currently approximately $15 million quarterly, or approximately $60 million annualized, which could grow in the 15-20% range in the course of 2026.
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Potential Adjusted EBITDA Expansion:
Marchex believes that Adjusted EBITDA margins are anticipated to trend to 10% or more in 2026; the company believes Archenia could contribute additional positive Adjusted EBITDA beyond these levels.

About Marchex

Marchex harnesses the power of AI and conversation intelligence to provide actionable insights derived from prescriptive vertical market data analytics. Marchex enables organizations across business functions to optimize customer acquisitions and experiences, transforming conversations into meaningful business outcomes. Marchex provides AI-powered conversation intelligence solutions for market-leading companies in leading B2B2C vertical markets, including many of the world’s most innovative and successful brands.

Please visit www.marchex.com, www.marchex.com/blog, or @marchex on X, where Marchex discloses material information from time to time about the Company, its financial information, and its business.

Forward-Looking Statements

Certain statements included above contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding the entering the Definitive Agreement, its terms, and consummation of the Transaction, the satisfaction of the thresholds for the contingent consideration contemplated by the AIP, Archenia’s estimated financial results and benefits of the proposed combination, and the Company’s strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. The Company may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on such statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in such statements due to a number of important factors, including but not limited to product demand, order cancellations and delays, competition, changes in business strategy or development plans, and general economic and business conditions. These factors are described in greater detail in the “Risk Factors” section of the Company’s most recent periodic report or registration statement filed with the SEC. All of the information provided herein is as of March 25, 2026 and the Company undertakes no duty to update the information provided herein.

In the event the earnings release contains links to third party websites or materials, the links are provided solely as a convenience to the user. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including adjusted EBITDA and adjusted non-GAAP income (loss) per share. Financial analysts and investors may use adjusted EBITDA to help with comparative financial evaluation to make informed investment decisions. Financial analysts and investors may use adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used earnings per share related measures, along with other measures, to estimate the value of a Company, to make informed investment decisions, and to evaluate a Company's operating performance compared to that of other companies in its industry.

Adjusted EBITDA represents net income (loss) before (1) interest, (2) income taxes, (3) amortization of intangible assets from acquisitions, (4) depreciation and amortization, (5) stock-based compensation expense, and (6) acquisition and disposition-related costs. Adjusted EBITDA is a metric by which Marchex has evaluated the performance of its business, to include being the basis on which Marchex's internal budgets have been based and by which Marchex's management has been evaluated. This measure is used by our management to understand and evaluate our core operating performance and trends, and management believes it provides meaningful information regarding the Company's liquidity and ability to fund its operations and financing obligations.

Adjusted non-GAAP income (loss) per share represents adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs, (3) amortization of intangible assets from acquisitions, and (4) interest (income) expense and other, net.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the Company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Marchex Investor Relations
Email: ir@marchex.com

Or

Marchex Corporate Communications

Email: pr@marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In Thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$10,848	$11,923	$45,420	$48,122
Expenses:
Cost of revenue (1)	4,163	4,381	16,626	17,172
Amortization of capitalized software development costs	50	—	89	—
Total cost of revenue (1)	4,213	4,381	16,715	17,172
Sales and marketing (1)	3,191	3,382	12,528	12,136
Product development (1)	2,205	2,841	9,747	12,414
General and administrative (1)	2,269	2,754	10,804	10,245
Acquisition settlement	1,350	-	1,350	-
Amortization of intangible assets from acquisitions	—	151	—	602
Total operating expenses	$13,228	$13,509	$51,144	$52,569
Loss from operations	(2,380)	(1,586)	(5,724)	(4,447)
Interest income (expense) and other, net	(1)	(30)	568	(120)
Loss before income tax expense	(2,381)	(1,616)	(5,156)	(4,567)
Income tax expense	(63)	294	79	380
Net loss applicable to common stockholders	$(2,318)	$(1,910)	$(5,235)	$(4,947)
Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.05)	$(0.04)	$(0.12)	$(0.11)

Shares used to calculate basic net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	39,246	38,539	39,199	38,498
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	43,907	43,200	43,860	43,159
(1) Includes stock-based compensation allocated as follows:
Cost of revenue	$5	$9	$12	$24
Sales and marketing	136	90	433	308
Product development	84	19	259	54
General and administrative	231	307	1,683	1,321
Total	$456	$425	$2,387	$1,707

MARCHEX, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In Thousands)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$9,942	$12,767
Accounts receivable, net	6,670	7,072
Prepaid expenses	1,005	695
Other current assets	1,420	1,744
Total current assets	19,037	22,278
Property and equipment, net	1,854	1,811
Other assets, net	563	397
Right-of-use lease assets	668	1,156
Goodwill	17,558	17,558
Total assets	$39,680	$43,200
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,198	$1,349
Accrued benefits and payroll	1,175	2,133
Other accrued expenses and current liabilities	2,739	4,197
Deferred revenue and deposits	598	1,093
Operating lease liability, current	355	495
Total current liabilities	8,065	9,267
Deferred tax liabilities	664	579
Operating lease liability, non-current	366	721
Other non-current	500	—
Total liabilities	$9,595	$10,567
Stockholders’ equity:
Class A common stock	49	49
Class B common stock	392	390
Additional paid-in capital	361,057	358,372
Accumulated deficit	(331,413)	(326,178)
Total stockholders’ equity	30,085	32,633
Total liabilities and stockholders’ equity	$39,680	$43,200

MARCHEX, INC. AND SUBSIDIARIES

(In Thousands)

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss applicable to common stockholders	$(2,318)	$(1,910)	$(5,235)	$(4,947)
Interest (income) expense and other, net	1	30	(568)	120
Income tax expense	(63)	294	79	380
Amortization of intangible assets from acquisitions	—	151	—	602
Amortization of capitalized software development costs	59	—	101	—
Depreciation and amortization	638	624	2,488	1,908
Stock-based compensation	456	425	2,387	1,707
Adjusted EBITDA	$(1,227)	$(386)	$(748)	$(230)

MARCHEX, INC. AND SUBSIDIARIES

(In Thousands)

(Unaudited)

Reconciliation of Net Loss per Share to Adjusted Non-GAAP Income (Loss) per Share (1)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss applicable to common stockholders, diluted	$(0.05)	$(0.04)	$(0.12)	$(0.11)
Stock-based compensation	0.01	0.01	0.05	0.04
Amortization of intangible assets from acquisitions	—	—	—	0.01
Interest (income) expense and other, net	—	—	0.01	—
Adjusted non-GAAP loss per share	$(0.04)	$(0.03)	$(0.06)	$(0.06)
Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and Adjusted non-GAAP loss per share	43,907	43,200	43,860	43,159

(1)
For the purpose of computing the number of diluted shares for adjusted non-GAAP loss per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net loss per share.